EXHIBIT (M)(3)

                        MAXIMUM FEES FOR CLASS B SHARES

     The fees for Class B shares are not payable during the initial one-year period following the sale of the shares to an investor.

1.   S&P 100 Plus Fund
     1.00% of average daily net assets

2.   Achievers Fund
     1.00% of average daily net assets

3.   PSE Tech 100 Index Fund
     1.00% of average daily net assets

4.   Managed Growth Fund
     1.00% of average daily net assets

5.   Cash Reserve Fund
     1.00% of average daily net assets

6.   Dow Jones U.S. Health Care 100 Plus Fund
     1.00% of average daily net assets

7.   Dow Jones U.S. Financial 100 Plus Fund
     1.00% of average daily net assets

8.   Wisconsin Tax-Exempt Fund
     1.00% of average daily net assets


                        MAXIMUM FEES FOR CLASS C SHARES

     The fees for Class C shares are not payable during the initial one-year period following the sale of the shares to the investor.

1.   Government Fund
     1.00% of average daily net assets

2.   S&P 100 Plus Fund
     1.00% of average daily net assets

3.   Achievers Fund
     1.00% of average daily net assets

4.   PSE Tech 100 Index Fund
     1.00% of average daily net assets

5.   Managed Growth Fund
     1.00% of average daily net assets

6.   Dow Jones U.S. Health Care 100 Plus Fund
     1.00% of average daily net assets

7.   Dow Jones U.S. Financial 100 Plus Fund
     1.00% of average daily net assets

8.   Wisconsin Tax-Exempt Fund
     1.00% of average daily net assets